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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT AUDITORS


   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 9, 2001, except for the first paragraph of
Note 2 and the first paragraph of Note 10 as to which the date is August 28, 2001, included in the Prospectus/Proxy Statement of Micrografx, Inc. that is made a part of Amendment No. 3 to the Corel Corporation Registration Statement (Form S-4) and related Prospectus/Proxy Statement of Micrografx, Inc.


                                          /s/ Ernst & Young LLP

Dallas, Texas

September 25, 2001